EXECUTION COPY                  Exhibit 4.1

THE  SECURITIES  SUBSCRIBED FOR HEREBY  HAVE  NOT  BEEN
REGISTERED  UNDER THE UNITED STATES SECURITIES  ACT  OF
1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR
SOLD  IN THE UNITED STATES (AS DEFINED IN REGULATION  S
UNDER  THE ACT) OR TO OR FOR THE ACCOUNT OR BENEFIT  OF
U.S.  PERSONS  (AS  DEFINED  IN  REGULATION  S)  EXCEPT
PURSUANT TO REGISTRATION UNDER OR AN EXEMPTION FROM THE
REGISTRATION REQUIREMENTS OF THE ACT.

      OFFSHORE SECURITIES SUBSCRIPTION AGREEMENT

This  Offshore  Securities Subscription Agreement  (the
"Agreement"), dated December __, 1997, is entered into by and between Coyote Network Systems, Inc., a company incorporated in the state of Delaware (the "Company"), and ___________________ (the "Buyer").

The  Company  has offered for sale outside  the  United
States  (as  that  term  is  defined  in  Regulation  S
("Regulation S") under the Act up to $6,000,000  of  an
8%   Convertible  Note  due  December  __,  2000   (the
"Securities")  convertible into  common  stock  of  the
Company.   Buyer  has  been offered  $_____________  in
principal  amount of the Securities.  Interest  on  the
Securities will be payable as provided in the  form  of
Convertible Note attached hereto as Annex A.  The terms
on which the Securities may be converted into shares of
the  Company's common stock (such shares underlying the
Securities  being referred to herein as  "Shares")  and
the  other terms of the Securities are set forth in the
Form   of   Convertible  Note  attached  as  Annex   A.
Capitalized terms used herein and not defined herein shall have the meanings given to them in Regulation S as the same may be amended from time to time.

The parties hereto agree as follows:

1.    Purchase and Sale of Securities.  Upon the  basis
of  the representations and warranties, and subject  to
the  terms and conditions, set forth in this Agreement,
the  Company covenants and agrees to sell to the  Buyer
on   the   Closing   Date   (as  hereinafter   defined)
$______________ in principal amount of  the  Securities
at  a  price of 100% of the original principal  amount,
and   upon   the  basis  of  the  representations   and
warranties, and subject to the terms and conditions, set forth in this Agreement, the Buyer covenants and agrees to purchase from the Company, on the Closing
Date $__________ in principal amount of the Securities of the Company at 100% of the original principal amount.

2.         Closing  Instructions to Escrow Agent.   (a)
The  closing of the purchase and sale of the Securities
pursuant  to  Section 1 hereof shall take place  on  or
before December __, 1997 (the "Closing Date") after the
Company  has delivered to the offices of First  Bermuda
Securities  Limited  (the "Escrow  Agent")  located  at
Chevron  House,  11  Church  Street,  Hamilton,  HM  11
Bermuda,  __  Convertible Notes  (each  a  "Convertible
Note") representing the Securities in denominations of not less than $25,000, registered in the name of the Buyer (representing the maximum amount of Securities to be purchased by the Buyer hereunder).

     (b) The Company and the Buyer agree that they shall instruct the Escrow Agent as provided in Annex B and as provid in Annex B and as follows:

     (i)    On   the  Closing  Date,   for   each
Convertible  Note subscribed for and delivered  to  the
Escrow  Agent  pursuant to paragraph  2(a)  above,  the
Escrow Agent shall, upon confirmation in the form of  a
federal funds wire number that First Bermuda Securities
Limited  has  wired  payment of the aggregate  purchase
price for the Securities (less any fees the Company has
authorized  Escrow  Agent  to  deduct)  in  immediately
available funds to the Company's account as provided in
the  escrow  instructions attached as Annex B,  release
the  Securities described in paragraph 2(a) above.  The
Escrow   Agent   shall  return  to  the   Company   any
Convertible Notes that the Buyer does not purchase on the Closing Date. If the closing shall not have taken place by December __, 1997, this Agreement shall terminate.

     (ii)  The Escrow Agent will make delivery of
the  number  of Convertible Notes set forth  in  clause
2(a) above in accordance with the instructions of the Buyer subject to customary settlement procedures upon confirmation of the wiring of funds to the Company as described in clause 2(b)(i) above, except that all such Convertible Notes shall be delivered to a location outside the United States and none of the Convertible
Notes shall be delivered to a U.S. Person (as defined in Regulation S).

3.    Representations and Warranties of the Buyer:  The
Buyer understands and represents and warrants to, and agrees with the Company that:

      (a) The Buyer understands that no federal or state agency has passed on, or made any recommendation or endorsement of the Securities.

      (b) The Buyer acknowledges that, in making the decision to purchase the Securities, it has relied solely upon independent investigations made by it and not upon any representations made by the Company with respect to the Company or the Securities, except for the representations and warranties in this Agreement, the Convertible Note, the Registration Rights Agreement and the Officer's Certificate (as defined below), except that the Buyer has received, reviewed and relied upon the Opinion of Counsel (as defined below) and copies of the report on Form 10-Q for the quarter ended
September 30, 1997, the report on Form 10-K for the year ended March 30, 1997, filed by the Company pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and all other filings, including filings on Form 8-K, under the Exchange Act since March 30, 1997, which, together with any filings by Company after the date hereof and prior the Closing, are defined as "Exchange Act Reports".

     (c)  The Buyer understands that the Securities are
being  offered and sold to it in reliance  on  specific
exemptions  from or non-application of the registration
requirements of federal and state securities  laws  and
that the Company is relying upon the truth and accuracy
of   the   representations,   warranties,   agreements,
acknowledgments and understandings of the Buyer set forth herein in order to determine the applicability of such exemptions and the suitability of the Buyer to acquire the Securities.

     (d)  The Buyer is not a U.S. Person (as defined in
Regulation  S) and is not and will not be an  affiliate
(as  defined  in the Exchange Act) of the Company.   To
enable the Company to avoid withholding interest paid, the Buyer certifies under penalty of perjury that it is neither a citizen nor a resident of the United
States and that its address set forth in the Escrow Agreement is correct.

      (e) No public offer or solicitation of the Securities or the Shares issuable on conversion of the Securities was made to the Buyer and no offer of the Securities or the Shares issuable on conversion of the Securities was made to the Buyer while the Buyer was present in the United States.

      (f) At the time the buy order for the Securities was originated the Buyer was located outside the United
States and is outside the United States on the date of the execution and delivery of this agreement and will be outside the United States on the Closing Date.

      (g) The Buyer is aware that the Securities and the Shares issuable upon exercise of conversion rights have not been and will not be registered under the Act
(except  as  may  be  required under  the  Registration
Rights Agreement) and may only be offered or sold pursuant to registration under the Act or an available exemption therefrom and Buyer has not, and will not, engage in any public offering or distribution of the Securities or the Shares.

      (h)   The  Buyer (i) will not, during the  period
commencing on the Closing Date and ending 40 days after
the  Closing Date (the "Restricted Period"),  offer  or
sell  or  agree  to sell the Securities in  the  United
States,  to a U.S. Person or for the account or benefit
of  a U.S. Person or other than in accordance with Rule
903  or  904, as applicable, of Regulation S, and  (ii)
will,  after  the expiration of the Restricted  Period,
offer,   sell,   pledge  or  otherwise   transfer   the
Securities  or  the  common  stock  issuable  upon  the
exercise   of   conversion  rights  only  pursuant   to
registration  under  the Act or an available  exemption
therefrom   and,  in  any  case,  in  accordance   with
applicable federal and state securities laws.

      (i) The Buyer and its affiliates have been advised of and are familiar with, have complied, and will comply, with the offering restrictions, and any other requirements, of Regulation S.

       (j)    The  transactions  contemplated  by  this
Agreement  (i) have not been pre-arranged by the  Buyer
with a purchaser located in the United States which  is
a  U.S.  Person, and (ii) are not part  of  a  plan  or
scheme   by   the  Buyer  to  evade  the   registration
provisions of the Act.

      (k)   The  Buyer is an "accredited  investor"  as
defined   in  the  Act  and  will  be  purchasing   the
Securities   for  its  account  for  the   purpose   of
investment and not (i) with a view to, or for sale in connection with, any distribution thereof or (ii) for the account or on behalf of any U.S. Person.

      (l)   Neither the Buyer nor any of its affiliates
has  entered,  has the intention of entering,  or  will
during  the  Restricted Period, directly or indirectly,
enter into, with any U.S. Person, any put option, short
position   or  other  similar  instrument  or  position
(including  hedging  positions)  with  respect  to  the
Securities or securities into which the Securities  are
convertible   or  participate  in  any  other   attempt
designed to lower the trading prices of the Company's common stock.

     (m)  The Buyer shall indemnify the Company against
any   loss,   cost  or  damages  (including  reasonable
attorney's fees and expenses) incurred as a result of the Buyer's breach of any representation, warranty, covenant or agreement in this Agreement.

4.    Registration Rights.  On or prior to the  Closing
Date,  the  Company  and  Buyer  agree  to  execute   a
Registration Rights Agreement (the "Registration Rights
Agreement") in the form substantially set out in  Annex
C attached hereto, respectively.

5. Conversion of Securities The Securities may be converted into the Shares, as herein defined, at the option of the holder thereof under the terms set forth in the Form of Convertible Note, attached hereto as Annex A.

6.    Representations and Warranties  of  the  Company.
The Company represents and warrants to, and agrees with, the Buyer that:

     (a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware.

      (b)   This  Agreement has been  duly  authorized,
executed  and delivered by the Company and is  a  valid
and  binding  agreement enforceable in accordance  with
its   terms,   subject   to   bankruptcy,   insolvency,
fraudulent  transfer,  reorganization,  moratorium  and
similar  laws of general applicability relating  to  or
affecting  creditors' rights generally and  to  general
principles  of  equity;  and  the  Company   has   full
corporate  power and authority necessary to enter  into
this   Agreement   and  to  perform   its   obligations
thereunder.

      (c) No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company or any of its affiliates is required for execution of this Agreement, including, without limitation, the issuance and sale of the Securities, or the performance of its obligations hereunder.

      (d)  Neither the sale of Securities pursuant  to,
nor  the  performance  of  its obligations  under  this
Agreement  by  the  Company will (i) violate,  conflict
with,  result in a breach of, or constitute  a  default
(or  an  event which with the giving of notice  or  the
lapse  of  time or both would be reasonably  likely  to
constitute  a  default) under (A)  the  certificate  of
incorporation, charter or by-laws of the Company or any
of  its  affiliates, (B) any decree,  judgment,  order,
law,   treaty,   rule,  regulation   or   determination
applicable  to the Company or any of its affiliates  of
any  court,  governmental agency or body, or arbitrator
having  jurisdiction over the Company  or  any  of  its
affiliates  or  over the properties or  assets  of  the
Company or any of its affiliates, (C) the terms of  any
bond,   debenture,  note  or  any  other  evidence   of
indebtedness, or any material agreement,  stock  option
or other similar plan, indenture, lease, mortgage, deed
of  trust  or  other material instrument to  which  the
Company  or any of its affiliates is a party, by  which
the  Company or any of its affiliates is bound,  or  to
which  any of the properties of the Company or  any  of
its  affiliates  is subject, or (D) the  terms  of  any
"lock-up"  or similar provision of any underwriting  or
similar  agreement to which the Company or any  of  its
affiliates  is  a  party  to; or  (ii)  result  in  the
creation   or  imposition  of  any  lien,   charge   or
encumbrance upon the Securities or any of the assets of the Company or any of its affiliates.

      (e)  The Company has an authorized capitalization
consisting  of 15,000,000 shares of common  stock,  par
value  $1.00  per  share  (the  "Common  Stock"),   and
5,000,000 shares of Preferred Stock, par value $.01 per
share ("Preferred Stock").  The Company has issued  and
outstanding __________ shares of Common Stock  and  nil
shares of Preferred Stock as of December __, 1997.  All
of  the  issued shares of capital stock of the  Company
have  been duly and validly authorized and issued,  are
fully  paid  and non-assessable; prior to  the  Closing
Date,  the authorized capitalization shall include  the
Shares  to be issued upon conversion of the Securities.
The shares of Common Stock issuable upon conversion  of
the Securities, when issued and delivered in accordance
with  the  terms of the Securities, will  be  duly  and
validly  issued,  fully paid and  non-assessable.   The
issuance of the Shares will not be in violation of any preemptive or similar rights of the holders of any securities of the Company. The Securities (i) are free and clear of any security interests, liens, claims or other encumbrances, (ii) have been duly and validly authorized and on the Closing Date will be duly and validly issued, fully paid and non assessable, (iii) will not have been, individually and collectively, issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company and (iv) will not subject the holders thereof to personal liability by reason of being such holders.
The Common Stock underlying the Securities is quoted on, and will be, following the completion of the Restricted Period (if sold in accordance with the provisions of this Agreement, applicable securities law and Regulation S as then in effect), eligible for trading on, The National Association of Securities
Dealers Inc. Electronic Bulletin Board ("NASDAQ").

     (f)  The Company is a Reporting Issuer (as defined
in  Regulation S) because it has a class of  securities
registered  pursuant to Section 12(g) of  the  Exchange
Act and has filed all the material required to be filed
pursuant  to Section 13(a) of the Exchange  Act  for  a
period  of  at  least twelve (12) months preceding  the
date of this Agreement.  The Common Stock is quoted  on
NASDAQ and the Company has received no notice, oral  or
written, with respect to its continued eligibility  for
such  listing.   The  Company hereby  agrees,  promptly
following  the Closing of the transactions contemplated
by  this Agreement, to take such action as is necessary
to  cause the Shares issued upon exercise of conversion
rights  under  the Convertible Notes to  be  quoted  on
NASDAQ upon such conversion following expiration of the
Restricted Period (subject, if required, to  notice  to
NASDAQ  of  the actual number of shares  issued).   The
Company further agrees, if the Company applies to have the Common Stock traded on any other principal stock exchange or market, it will include in such application the Shares and will take such other action as is necessary or desirable to cause the Shares to be listed on such other exchange or market upon expiration of the Restricted Period.

     (g)  The Exchange Act Reports are the only filings
made  by  the Company since March 31, 1997 pursuant  to
Sections  13(a),  13(c), 14 and 15(d) of  the  Exchange
Act,  and  the Company will cause its Common  Stock  to
continue to be registered under Section 12(g) or  12(b)
of  the Securities Exchange Act of 1934, will comply in
all  respects with its reporting and filing obligations
under  said Act, and will not take any action  or  file
any  document (whether or not permitted by said Act  or
the  rules  thereunder) to terminate  or  suspend  such
registration  or to terminate or suspend its  reporting
and  filing  obligations under said Act.   The  Company
will take all action necessary to continue the quoting and trading of its Common Stock on NASDAQ and will comply in all respects with the Company's reporting, filing and other obligations under the by-laws or rules of the NASD and NASDAQ.

     (h) The Company has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a Material
Adverse Effect. "Material Adverse Effect" means any adverse effect on the business, operations, properties, prospects, or financial condition of the entity with respect to which such term is used and which is material to such entity.

      (i) The Company has furnished or made available to the Buyer true and correct copies of the Company's
Certificate of Incorporation as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's By-Laws, as in effect on the date hereof (the
"By-Laws").

      (j)   The Company has delivered or made available
to  the  Buyer true and complete copies of the Exchange
Act   Reports  (including,  without  limitation,  proxy
information  and solicitation materials  excluding  any
preliminary  proxy not distributed).  The  Company  has
not  provided  to  the  Buyer  any  information  which,
according to applicable law, rule or regulation, should
have  been disclosed publicly by the Company but  which
has  not  been  so  disclosed.  As of their  respective
dates,  the  Exchange  Act  Reports  complied  in   all
material respects with the requirements of the Exchange
Act   and   the  rules  and  regulations  of  the   SEC
promulgated  thereunder and other  federal,  state  and
local  laws, rules and regulations applicable  to  such
Exchange  Act  Reports, and none of  the  Exchange  Act
Reports  contained any untrue statement of  a  material
fact or omitted to state a material fact required to be
stated  therein  or  necessary in  order  to  make  the
statements therein, in light of the circumstances under
which  they  were made, not misleading.  The  financial
statements of the Company included in the Exchange  Act
Reports comply as to form in all material respects with
applicable  accounting requirements and  the  published
rules  and  regulations of the SEC or other  applicable
rules  and  regulations  with  respect  thereto.   Such
financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved
(except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

       (k)   Except  as  set  forth  in  the  financial
statements  and  other documents filed by  the  Company
under the Exchange Act, the Company has no liabilities,
contingent  or  otherwise, other than  (i)  liabilities
incurred  in the ordinary course of business subsequent
to  September  30,  1997  and  (ii)  obligations  under
contracts  and  commitments incurred  in  the  ordinary
course  of business, which in either case are  required
under  generally accepted accounting principles  to  be
reflected   in   such   financial   statements,   which
individually or in the aggregate, are material  to  the
financial  condition  or  operating  results   of   the
Company. The Company has not provided to the Buyer any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed.

      (l)   Since September 30, 1997 there has been  no
material   adverse  change  and  no  material   adverse
development in the business, properties, operations, financial condition, results of operations or prospects of the Company, except as disclosed in accordance with the Exchange Act Reports.

       (m)    There   is  no  material  action,   suit,
proceeding, inquiry or to the knowledge of the Company or any of its subsidiaries, investigation before or by any court, public board, government agency, self-regulatory organization or body pending, or to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company or any of its subsidiaries other than as set forth in the Exchange Act Reports.

       (n)   Neither  the  Company,  nor  any  or   its
affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Securities under the Act.

      (o) The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Buyer relating to this Agreement or the transactions contemplated hereby, except for dealings with First
Bermuda Securities Limited, whose commissions and fees will be paid for by the Company.

      (p)   As  of  the  date hereof, the  Company  has
reserved and the Company shall continue to reserve  and
keep available at all times, free of preemptive rights,
shares of Common Stock for the purpose of enabling  the
Company  to satisfy any obligation to issue  shares  of
its  Common  Stock upon conversion of  the  Securities;
provided,  however,  that  the  number  of  shares   so
reserved shall at all times be at least 1,250,000 in aggregate for purposes of conversion of the Securities.
On the Closing Date, such shares of Common Stock, with restrictive legend, shall be deposited with the Escrow
Agent (as herein defined). The number of shares so reserved may be reduced by the number of shares actually delivered pursuant to the conversion of the Securities (provided that in no event shall the number of shares so reserved be less than the number required to satisfy the remaining conversion rights on the unconverted Securities) and the number of shares so reserved shall be increased to reflect stock splits and stock dividends and distributions.

      (q)  No legend has been or shall be placed on the
Securities  or  share  certificates  representing   the
Securities or Shares and no note or stock transfer instructions have been or shall be given to the Company's transfer agent with respect thereto other than as set forth in Section 10.

      (r)   Based  upon the truth and accuracy  of  the
representations and warranties made by the  Buyer,  the
sale  of the Securities pursuant to this Agreement will
be   made   in  accordance  with  the  provisions   and
requirements of Regulation S and applicable state law.

      (s) No offer to sell the Securities was made by the Company to any person in the United States.

      (t) None of the Company, any affiliate of the Company, or any person acting on behalf of the Company or any such affiliate has engaged, or will engage, in any Directed Selling Efforts as that term is defined in Regulation S with respect to the Securities nor any general solicitation of the Securities.

       (u)    The  transactions  contemplated  by  this
Agreement  (i)  have  not  been  pre-arranged  with   a
purchaser  who is in the United States  or  is  a  U.S.
Person, and (ii) are not part of a plan or scheme to evade the registration provisions of the Act.

     (v) The Company undertakes and agrees to make all necessary filings in connection with this offering as required by the laws and regulations of all appropriate jurisdictions and securities exchanges in the United
States of America.

      (w) The Company shall indemnify the Holder against any loss, cost or damages (including reasonable attorney's fees and expenses) incurred as a result of the Company's breach of any representation, warranty, covenant or agreement in this Agreement.

7.    Offering  Materials.  All offering materials  and
documents used in connection with the offers and  sales
of  the  Securities  prior to  the  expiration  of  the
Restricted  Period  shall  include  statements  to  the
effect that the Securities and the Shares issuable upon
the   exercise  of  conversion  rights  have  not  been
registered  under the Act and that the Buyer,  may  not
directly or indirectly offer or sell the Securities  or
such  shares in the United States or to a U.S.  Persons
(other  than  distributors) unless  the  Securities  or
shares  are  registered under the Act, or an  exemption
from  the  registration  requirements  of  the  Act  is
available.   Such statements shall appear  (1)  on  the
cover  of any prospectus or offering circular  used  in
connection with the offer or sale of the Securities and
(2)  in  the  placement section of  any  prospectus  or
offering circular used in connection with the offer  or
sale  of  the  Securities.  Buyer represents  that  all
offering  materials and documents  received  by  it  in
connection  with the offers and sales of the Securities
prior  to  the Closing of the transactions contemplated
herein  have  complied  with  the  foregoing.   Nothing
contained  in  this Section 7 shall negate  or  detract
from   any  of  the  representations,  warranties   and
agreements of Buyer contained in Section 3 above.

8.    Covenants  of  the  Company.   (a)   The  Company
covenants  and agrees that during the period  beginning
on  the  date  hereof and ending 90 days following  the
Closing  Date, the Company will not, without the  prior
written  consent  of  a "Majority-in-interest"  of  the
Buyers, negotiate or contract with any party to  obtain
additional  equity financing (including debt  financing
with  an  equity component) pursuant to  the  exemption
from the registration requirements of Regulation S (the
"Future Offerings").  In addition, the Company will not
conduct   any  Future  Offerings  during   the   period
beginning on the 90th day following the date hereof and
ending  180 days following the Closing Date  unless  it
shall  have first delivered to the Buyer at  least  ten
(10)  business days prior to the closing of such Future
Offering, written notice describing the proposed Future
Offering,  including the terms and conditions  thereof,
and  providing the Buyer an option during such ten (10)
day  period to purchase all or any portion of its "pro-
rata"  share  of  the securities being offered  in  the
Future  Offerings on the same terms as contemplated  by
such  Future Offering (the limitations referred  to  in
this   and  the  immediately  preceding  sentence   are
collectively  referred  to  as  the  "Capital   Raising
Limitation").  The Capital Raising Limitation shall not
apply   to  any  transaction  involving  the  Company's
commercial   banking  arrangements  or
issuances  of securities  in  connection with a merger,
consolidation or  sale of assets, or in connection with
any strategic partnership  or joint venture (the primary
purpose  of which is not to raise equity capital), or in
connection with  the  disposition or acquisition  of  a
business, product  or  license by the Company  (so  long
as  the securities so issued are "restricted securities"
within the  meaning of Rule 144 under the 1933 Act and do
not carry  registration or piggy back rights for  at  least
360 days from the date of this Agreement), the issuance
of  securities  to  settle securities  litigation,  the
exercise of outstanding warrants or exercise of options
or  conversion  of Coyote Technologies  LLC  membership
units  by  or  the  grant  of  performance  shares   to
employees,  consultants or directors.   The  terms  (i)
"majority-in-interest" means Holders of 8%  Convertible
Notes  holding  more  than  50%  of  the  Common  Stock
underlying  the Securities (treating the Securities  on
an  as converted basis) and (ii) "pro-rata share" means
the   principal  amount  of  the  Securities  initially
purchased divided by the aggregate principal amount of all Securities sold hereunder.

      (b) The parties shall use their best efforts timely to satisfy each of the conditions described in
Section 9 of this Agreement.

     (c)  So long as the Buyer beneficially owns any of
the  Securities,  the  Company shall  timely  file  all
reports  required to be filed with the SEC pursuant  to
the  Exchange Act, and the Company shall not  terminate
its  status as an issuer required to file reports under
the  Exchange Act even if the Exchange Act or the rules
and    regulations   thereunder   would   permit   such
termination,   except  in  the  event  of   a   merger,
consolidation  or sale of all or substantially  all  of
the  Company's  assets, as long  as  the  surviving  or
successor  entity in such transaction (i)  assumes  the
Company's   obligations   hereunder   and   under   the
agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose Common Stock is listed for trading on the AMEX, the NYSE or the NASDAQ.

      (d)   At  Buyer's request, the Company agrees  to
send   the  following  reports  to  Buyer  until  Buyer
transfers, assigns, or sells all of the Securities: (i) within ten (10) days after the filing with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly
Reports on Form 10-Q and any Current Reports on Form 8-
K; and (ii) within two (2) business days after release, copies of all press releases issued by the Company or any of its subsidiaries.

       (e) The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full conversion of the outstanding Securities and issuance of the Shares in connection therewith
(based on the conversion price of the Securities in effect from time to time). In that regard, on the Closing Date, the Company shall have at least 1,250,000 shares reserved for issuance upon conversion of the Securities (subject to adjustment in order to comply with the immediately preceding sentence); provided that the Company shall not reduce the number of shares of Common Stock reserved for issuance upon conversion of the Securities without the consent of a majority-in-interest of the buyers of the Securities, which consent will not be unreasonably withheld.

      (f) So long as the Buyer beneficially owns any Securities, the Company shall maintain its corporate
existence,   except   in  the  event   of   a   merger,
consolidation  or sale of all or substantially  all  of
the  Company's  assets, as long  as  the  surviving  or
successor  entity
in such transaction (i)  assumes  the Company's   obligations
hereunder   and   under   the agreements  and instruments
entered into in connection herewith and (ii) is a publicly traded corporation whose Common Stock is listed for trading on the AMEX, the NYSE or the NASDAQ.

      (g)   The  Company and the Buyer agree  that  the
Closing  Date, when certified by Escrow  Agent  as  the
Closing  shall  be  deemed to be a  conclusion  of  the
offering  of  the Securities contemplated hereby.   The
Company acknowledges and agrees that, for purposes of clarifying and specifying the applicable Restricted
Period under Regulation S, the Buyer intends to observe as the Restricted Period (as defined in Regulation S) for the Securities, the period of 40 days commencing on the Closing Date and ending 40 days thereafter.

      (h)   The  Shares issued upon conversion  of  the
Securities  and  the certificates evidencing  the  same
shall  at  all  times  be free of  legends  (except  as
provided   in   Section  10  below),  "stock   transfer
restrictions,"   or  other  restrictions,   except   as
expressly   set  forth  in  this  Agreement   and   the
Convertible Note.

9.    Conditions  Precedent to the Buyer's  Obligation.
The  obligations of the Buyer hereunder are subject  to
the   performance  by  the  Company  of  the  following
additional conditions precedent:

     (a)  The Buyer shall receive, on the Closing Date,
an opinion of counsel to the Company, dated the Closing
Date, as to the representations made by the Company  in
Sections  6(a)  through  and  including  6(f)  and   in
Sections  6(m) and 6(n) hereof, and such other  matters
as   Buyer   reasonably  requests  (collectively,   the
"Opinion of Counsel"). The form of the Opinion of Counsel shall be as set forth in Exhibit 1 hereof.

      (b) Delivery of the notes representing the Securities with restrictive legend to the Escrow Agent as set forth herein.

     (c)  The Company shall have delivered to the Buyer
a  certificate (the "Officer Certificate") in form  and
substance   reasonably  satisfactory  to   the   Buyer,
executed by an executive officer of the Company, to the
effect  that  all the conditions to the  Closing  shall
have   been  satisfied  and  the  representations   and
warranties  of the Company herein are true and  correct
as  of  the date when made and as of the Closing  Date,
and  certifying  as  to  the Company's  Certificate  of
Incorporation,    By-Laws,   resolutions    authorizing
transaction, and incumbency of Company officers.

      (d) The Company and the Buyer shall have entered into the Registration Rights Agreement as contemplated by Section 4.

10.   Legends.  (a)  The certificates representing  the
Securities, and the Shares issued during the Restricted
Period, shall bear the following legend (the "Legend"):

     "The   securities  represented  hereby  have  been
     issued pursuant to Regulation S promulgated  under
     the Securities Act of 1933, as amended (the "1933 Act"), and have not been registered under the 1933
     Act.   Such  securities may  not  be  transferred,
     offered or sold prior to the end of the forty (40)
     day period (the "Restricted Period") commencing on December __, 1997 unless such transfer, offer  or sale is made in an "offshore transaction"
     and  not to  or  for the account of or benefit of
     a  "U.S. Person"  (as such terms are defined in
     Regulation S)   and  is  otherwise  in  accordance
     with  the requirements  of  Regulation  S.   Following
     the  expiration   of   the   Restricted   Period,   the
     securities represented hereby may not be  offered,
     sold or otherwise transferred in the United States
     or to a U.S. Person unless the securities are registered under the 1933 Act and applicable state
     securities  laws,  or  such  offers,   sales   and
     transfers   are  made  pursuant  to  an  available
     exemption or safe-harbor from the registration requirements of those laws."

      (b)   Following the expiration of the  Restricted
Period, and subject to Section 10(d) below, the Company will remove or will promptly instruct its transfer agent to remove the Legend from the Shares issued during the Restricted Period (and will instruct its transfer agent to issue without the Legend, the Shares issuable upon any conversion or exercise occurring after the Restricted Period), if the Buyer holding such Securities or any other person in whose name the certificates have been or are to be validly and legally issued shall have delivered a certificate (a "Removal
Certificate") to the Company to the following effect:

     "The  undersigned acknowledges that the securities
     to  which  this certificate relates have not  been
     registered  under  Securities  Act  of  1933,   as
     amended (the "1933 Act") and that offers, sales or
     other transfer of such securities must be made  in
     compliance with Regulation S promulgated under the
     1933  Act,  pursuant to an effective  registration
     statement  under the 1933 Act or  pursuant  to  an
     available  exemption  from registration,  and  the
     undersigned certifies that the undersigned has not
     made, nor will the undersigned make or cause to be
     made,  any offer, sale or other transfer  of  such
     securities,  in violation of the 1933  Act,  other
     applicable  securities  laws  or  the  rules   and
     regulations   of  the  Securities   and   Exchange
     Commission."

      (c)   Upon the submission, at any time after  the
expiration  of  the Restricted Period, by  Buyer  of  a
written request for legend removal for the purpose of a
bona fide pledge or deposit of the Shares with a margin
account,  together with the certificates for which  the
legend   removal  is  being  requested  and  a  Removal
Certificate signed by both the Buyer and the pledgee or other holder of the Shares, the Company will reissue or will promptly instruct its transfer agent to reissue the certificates representing the Shares to be so pledged or deposited without the Legend.

       (d)   Notwithstanding  the  provisions  of  this
Section 10, if with respect to the Company's receipt of a Removal Certificate from any person, prior to any removal of the Legend, there shall have been after the date hereof any amendment to the Act or Regulation S or any no action letter, interpretative release or other advice from the Securities and Exchange Commission after the date hereof, which disallows the removal of the Legend under the circumstances in which the request that it be removed is being made or otherwise indicates that the Securities would be restricted, then the Company shall have no obligation to remove or to instruct its transfer agent to remove the Legend, unless the Company shall have received from the person requesting such removal a written letter of counsel to such person reasonably acceptable to the Company and its counsel confirming that the Legend may be so removed or share certificates may be so issued without the Legend without violation of the Act. If the person requesting a removal of the Legend is unable to supply the legal opinion referred to above then the Company shall, upon demand of such person, be obligated to register the Common Stock for resale pursuant to the terms of the Registration Rights Agreement.

11.    Transfer  Agent  Instructions.   The   Company's
transfer  agent  will  be  instructed  to  reserve  for
issuance such number of shares of the Company's  Common
Stock  as  would  be issuable if the Convertible  Notes
were  converted on the Closing Date and such additional
number  of  shares  as, from time  to  time,  shall  be
necessary  to provide for the issuance of  Shares  upon
the conversion of the Convertible Notes.  Additionally,
the   Company  shall  deliver  to  its  transfer  agent
promptly   after   closing   irrevocable   instructions
substantially in the form set forth in Annex E attached
hereto,  pursuant to which the transfer agent shall  be
instructed  to  issue  upon conversion  the  number  of
shares  provided  for  in  the Convertible  Note  being
converted  on  the terms provided for  therein  without
restrictive legend, registered in the names provided by
the  Holders,  subject to the terms and  conditions  in
this  Agreement  and  in  the  Convertible  Note.   The
Company  warrants  and covenants that  no  instructions
restricting  the  transferability of the  Shares  other
than  the  instructions  in the  immediately  preceding
sentence   and  instructions  for  a  "stop   transfer"
instruction until the end of the Restricted Period have
been  given, or shall be given, to the transfer  agent,
and   that   the  Shares  shall  otherwise  be   freely
transferable  on the books and records of the  Company,
subject  to the restrictions in this Agreement  and  in
the   Convertible  Note.   Nothing  in  this   section,
however, shall affect in any way the obligations and agreement of the Buyer to comply with all applicable federal, state and foreign securities laws upon resale of the Securities.

12.    Miscellaneous.   (a)   This  Agreement  may   be
executed in one or more counterparts and it is not necessary that signatures of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement.

            (b)    Notices.    Any  notice   or   other
communication  given or permitted under this  Agreement
shall  be  in writing and shall be deemed to have  been
duly   given  if  personally  delivered  or   sent   by
registered or certified mail, return receipt requested, postage prepaid or by air courier, (a) if to Buyer, at its address hereinabove set forth, (b) if to the Company, at its address hereinabove set forth, and (c) if to a holder other than Buyer, at the address thereof furnished by like notice to the Company, or (d) to any such addresses at such other address or addresses as shall be so furnished to the other parties by like notice..

      (c)  This agreement shall inure to the benefit of
and   be   binding  upon  the  parties  hereto,   their
respective  successors, and no other person shall  have
any  right  or  obligation hereunder.   This  Agreement
shall not be assignable by either party without the prior written consent of the other, and any assignment in violation hereof shall be void. Notwithstanding the foregoing, the Buyer may assign its rights in this Agreement subject to the terms and conditions of this Agreement and the Convertible Note, and the provisions of this Agreement shall then inure to the benefit of, and be enforceable by, any transferee of any of the Securities or Shares.

      (d)  This Agreement together with the Convertible
Note  and the Registration Rights Agreement constitutes
the entire agreement of the parties with respect to the
subject matter hereof and supersedes all prior oral  or
written proposals or agreements related
thereto.   This Agreement  may  not be amended or any
provision hereof waived, in whole or in part, except by a written amendment signed by both of the parties hereto.

           IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, all as of the day and year above written.

COYOTE NETWORK SYSTEMS, INC.

By: _____________________________________________
  James J. Fiedler, Chairman & Chief Executive Officer

[BUYER]

By: _____________________________________________